Exhibit 99.1

Press Release

TIDEWATER INC. — Pan-American Life Center — 601 Poydras Street, Suite 1900 — New Orleans, LA 70130 — Telephone (504) 568-1010 — Fax (504) 566-4582

Tidewater to Present at the 2012 Credit Suisse Energy Summit Conference

NEW ORLEANS, January 31, 2012 – Tidewater Inc. (NYSE: TDW) announced today that Quinn P. Fanning, Executive Vice President and Chief Financial Officer and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the 2012 Credit Suisse Energy Summit Conference in Vail, Colorado on Tuesday, February 7, 2012, at approximately 10:35 a.m. Mountain time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on February 7, 2012, at approximately 5:00 p.m. Eastern time and will be available for thirty days. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater Inc. owns 354 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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